   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1994
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         HOUSEHOLD INTERNATIONAL, INC.
 (EXACT NAME OF REGISTRANT WHO IS THE ISSUER OF THE GUARANTEES AS SPECIFIED IN
                                  ITS CHARTER)

                                    DELAWARE
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                   36-3121988
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                                  708-564-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                    HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.
  (EXACT NAME OF REGISTRANT WHO IS THE ISSUER OF THE SENIOR NOTES AND WARRANTS
             TO PURCHASE SENIOR NOTES AS SPECIFIED IN ITS CHARTER)

                                THE NETHERLANDS
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                 NOT APPLICABLE
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                                  HOEKENRODE 6
                                    1102 BR
                             AMSTERDAM, NETHERLANDS
 (ADDRESS, INCLUDING POSTAL CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                 PATRICK D. SCHWARTZ, ASSOCIATE GENERAL COUNSEL
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                                  708-564-6301
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                WITH A COPY TO:
                                SCOTT N. GIERKE
                            MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60606

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                   PROPOSED      PROPOSED
                                                                    MAXIMUM       MAXIMUM
                                                      AMOUNT       OFFERING      AGGREGATE      AMOUNT OF
              TITLE OF EACH CLASS OF                   TO BE         PRICE       OFFERING     REGISTRATION
           SECURITIES TO BE REGISTERED              REGISTERED    PER UNIT(1)    PRICE(1)          FEE
- ------------------------------------------------------------------------------------------------------------
Senior Notes and Warrants to Purchase Senior
  Notes...........................................  $400,000,000     100%      $400,000,000    $137,932.00
- ------------------------------------------------------------------------------------------------------------
Guarantees........................................       (2)          (2)           (2)            (2)
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Any offering of Senior Notes or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Senior Notes or Warrants from the Registrant.
(2) Not Applicable.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED NOVEMBER 23, 1994

                    HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.
                                  SENIOR NOTES
                                      AND
                       WARRANTS TO PURCHASE SENIOR NOTES

                         HOUSEHOLD INTERNATIONAL, INC.
                                   GUARANTOR

     Household International Netherlands B.V. (the "Company") from time to time may offer one or more series of unsecured senior notes ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereinafter collectively called the "Securities") having an aggregate initial offering price of up to U.S. $400,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Household International, Inc. ("Household International"). The guarantees of the Debt Securities (the "Guarantees") will constitute unsecured obligations of Household International and will rank on a parity with other unsecured senior indebtedness of Household International. The Debt Securities will be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus ("Prospectus Supplement"). The Debt Securities and Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in denominations of U.S. $100,000, or the equivalent thereof, or any amount in excess thereof which is an integral multiple of U.S. $1,000. The specific designation, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.

     The Company may sell Securities through underwriting syndicates led by one or more managing underwriters or through one or more underwriting firms acting alone, to or through dealers, acting as principals for their own account or as agents, and also may sell Securities directly to other purchasers. See "Plan of Distribution". The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION
                TO   THE   CONTRARY   IS   A  CRIMINAL  OFFENSE.

                            ------------------------

              THE DATE OF THIS PROSPECTUS IS              , 1994.

                             AVAILABLE INFORMATION

     The Company and Household International have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof) under the Securities Act of 1933, as amended, with respect to the Securities and the Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto to which reference is hereby made. Statements or extracts presented in this Prospectus from financial statements, contracts, agreements or other documents are not necessarily complete. With respect to each such statement or extract, reference is hereby made to the appropriate financial statement, contract, agreement or other document for a more complete description of the matter involved. All information concerning the Company contained herein has been furnished by the Company and all information concerning Household International has been furnished by Household International.

     The Company and Household International are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files applicable reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other material concerning Household International can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

     The Company is not required to send an annual report to its security holders. However, the Company will, upon request, send to any holder of the Securities its latest Annual Reports on Form 10-K, as filed with the Commission. In addition, although Household International is not required to send a copy of its latest Annual Report to Shareholders to holders of the Securities, Household International will, upon request, send to any holder of Securities a copy of its latest Annual Report to Shareholders, as filed with the Commission. Both the Annual Report on Form 10-K of the Company and the Annual Report to Shareholders of Household International will contain financial information that has been examined and reported upon, with an opinion expressed, by independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company (File No. 33-50351) and Household International (File No. 1-8198) with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

          (a) The Company's and Household International's Annual Reports on Form 10-K for the fiscal year ended December 31, 1993;

          (b) The Company's and Household International's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994; and

          (c) Household International's Current Reports on Form 8-K dated February 1, May 11, June 28, August 8, August 10 and October 11, 1994.

     All documents filed by Household International or the Company, as the case may be, with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY AND HOUSEHOLD INTERNATIONAL WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO:
                              HOUSEHOLD INTERNATIONAL, INC.
                              2700 SANDERS ROAD
                              PROSPECT HEIGHTS, ILLINOIS 60070
                              ATTENTION: OFFICE OF THE SECRETARY
                              TELEPHONE: 708-564-6989

                            HOUSEHOLD INTERNATIONAL

     Household International was formed in 1981 as a holding company for various subsidiaries which operated in the financial services, manufacturing, transportation and merchandising industries. In 1985 Household International initiated a restructuring program that has resulted in the disposition of its merchandising, transportation and manufacturing businesses. This has enabled Household International to focus its resources in the financial services industry through the operation of businesses involved in finance and banking, and insurance. Household International's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone:
708-564-5000).

     The finance and banking business of Household International is the largest segment of Household International's operations. Through subsidiaries, such as Household Finance Corporation ("HFC"), Household Bank, f.s.b., Household Credit Services, Inc., Household Retail Services, Inc., Household Bank (Illinois), National Association, Household Financial Corporation Limited, Household Trust Company and HFC Bank plc, Household International offers numerous consumer finance products, including mortgages, home equity credit lines, revolving and closed-end unsecured personal loans, private label credit cards, and VISA* and MasterCard* credit cards. Also, in conjunction with its consumer finance business, and where applicable laws permit, Household International makes credit life, credit accident and health, household contents, and term insurance available to its customers. This insurance is generally directly written by or reinsured with Household International's insurance subsidiary, Alexander Hamilton Life Insurance Company of America ("Alexander Hamilton").

     Household International has included its ongoing commercial finance operations in the finance and banking segment. These operations are generally administered by Household Commercial Financial Services, Inc. ("Household Commercial"), a subsidiary of HFC. Products offered by Household Commercial include loan and lease financing to businesses for capital equipment, including aircraft and other transportation equipment, and specialized secured corporate loans. In addition, Household Commercial also invests in publicly issued or privately placed term preferred stocks of unaffiliated entities.

     Household International's individual life insurance products are offered by Alexander Hamilton. These products include universal life, whole life and term insurance policies, as well as annuity products, and are sold through a network of independent agents in the United States.

                    HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

     The Company was organized under the Dutch Civil Code on September 14, 1990. The Company is a wholly-owned indirect subsidiary of Household International (U.K.) Limited ("U.K. Limited"), which is an indirect subsidiary of Household International and a holding company for all operations of Household International in the United Kingdom. The Company was organized solely to serve as a source of financing, directly or indirectly, for HFC Bank plc. HFC Bank plc, is also a wholly-owned subsidiary of U.K. Limited and is the principal operating subsidiary of Household International in the United Kingdom.

     The registered office of the Company is at Hoekenrode 6, 1102 BR, Amsterdam, Netherlands. The Company's telephone number is 31-20-6298033. The Company's principal business activity has been and will be to provide funds to HFC Bank plc for general corporate purposes.

     The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Netherlands, that some or all of its officers and directors may be residents of the Netherlands and that all or a substantial portion of the assets of the Company and of those persons may be located outside the United States.

                                USE OF PROCEEDS

     The Company will loan the net proceeds from the sale of the Securities to HFC Bank plc to be used for general corporate purposes, including to fund extensions of credit to its subsidiaries and to consumers in the United Kingdom; to reduce other outstanding indebtedness (which may include indebtedness owed to its affiliates, including Household International); or to fund acquisitions of other companies or portfolios.

- ---------------
* VISA and MasterCard are registered trademarks of VISA, USA, Inc. and MasterCard International Incorporated, respectively.

                         SELECTED FINANCIAL INFORMATION
                        OF HOUSEHOLD INTERNATIONAL, INC.

     Due to the limited nature of the Company's operations and the full and unconditional guaranty of the Securities by Household International, the Company and Household International have determined that the financial statements of the Company are not material to the offerings made hereby.

     The financial information which is set forth below for the three years ended December 31, 1993 has been derived from the financial statements of Household International which have been audited by Arthur Andersen LLP, independent certified public accountants. All financial information of Household International and subsidiaries presented below should be read in conjunction with the detailed financial statements included in documents on file with the Commission and listed under "Incorporation of Certain Documents by Reference". The results of operations of Household International and subsidiaries for the nine month periods ended September 30, 1994 and 1993 reflect all adjustments of a normal recurring nature which are, in the opinion of Household International's management, necessary for a fair statement of the results for the interim period and such results are not necessarily indicative of the results of operations that may be expected for the entire year. In addition, certain prior period amounts have been reclassified to conform with the current period's presentation. All dollar amounts stated below are in millions of U.S. dollars.

                                                            (UNAUDITED)
                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                                                        --------------------    --------------------------------
                                                          1994        1993        1993        1992        1991
                                                        --------    --------    --------    --------    --------
STATEMENT OF INCOME DATA:
    Finance income...................................   $1,945.6    $1,932.9    $2,561.4    $2,584.4    $3,037.5
    Interest income from noninsurance investment
      securities.....................................       90.7       101.8       129.3       152.8       187.4
    Interest expense.................................      878.6       878.2     1,149.5     1,420.2     1,886.9
                                                        --------    --------    --------    --------    --------
    Interest margin..................................    1,157.7     1,156.5     1,541.2     1,317.0     1,338.0
    Provision for credit losses on owned
      receivables....................................      502.2       561.1       735.8       671.5       843.2
                                                        --------    --------    --------    --------    --------
    Interest margin after provision for credit
      losses.........................................      655.5       595.4       805.4       645.5       494.8
                                                        --------    --------    --------    --------    --------
    Securitization and servicing fee income..........      520.9       301.3       460.0       376.0       398.3
    Insurance premiums and contract revenues.........      196.1       216.0       288.3       281.2       288.4
    Investment income................................      388.1       441.7       574.0       523.7       471.5
    Fee income.......................................      193.9       219.8       292.6       164.5       104.0
    Other income.....................................       68.2        98.5       148.9        98.0       106.8
                                                        --------    --------    --------    --------    --------
    Other revenues...................................    1,367.2     1,277.3     1,763.8     1,443.4     1,369.0
                                                        --------    --------    --------    --------    --------
    Interest margin after provision for credit losses
      and other revenues.............................    2,022.7     1,872.7     2,569.2     2,088.9     1,863.8
                                                        --------    --------    --------    --------    --------
    Salaries and fringe benefits.....................      497.0       450.8       615.4       535.9       489.7
    Other operating expenses.........................      799.7       707.6       964.0       761.1       702.1
    Policyholders' benefits..........................      343.9       405.4       539.1       513.9       472.2
                                                        --------    --------    --------    --------    --------
    Total costs and expenses.........................    1,640.6     1,563.8     2,118.5     1,810.9     1,664.0
                                                        --------    --------    --------    --------    --------
    Income before income taxes.......................      382.1       308.9       450.7       278.0       199.8
    Income taxes.....................................      125.5       103.2       152.0        87.1        50.0
                                                        --------    --------    --------    --------    --------
    Net income.......................................   $  256.6    $  205.7    $  298.7    $  190.9    $  149.8
                                                        ========    ========    ========    ========    ========

                                                            (UNAUDITED)
                                                           SEPTEMBER 30,                DECEMBER 31,
                                                           --------------    -----------------------------------
                                                                1994           1993         1992         1991
                                                           --------------    ---------    ---------    ---------
PERIOD END BALANCE SHEET DATA:
    Total assets........................................     $ 34,804.5      $32,961.5    $31.128.4    $29,982.3
    Total debt..........................................       23,824.8       22,272.0     22,298.0     21,906.5
    Deposits............................................        7,490.9        7,516.1      8,030.3      7,969.6
    Convertible preferred stock subject to mandatory
      redemption........................................            3.7           19.3         36.0         54.4
    Preferred stock.....................................          320.0          320.0        300.0        250.0
    Common shareholders' equity.........................     $  2,122.1      $ 2,078.3    $ 1,545.6    $ 1,462.1

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges for Household International for the periods indicated below were as follows:

                                                     NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                    -------------    ------------------------------------
                                                    1994     1993    1993    1992    1991    1990    1989
                                                    ----     ----    ----    ----    ----    ----    ----
Household International and subsidiaries.........   1.42     1.34    1.38    1.19    1.10    1.17    1.19

     For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges. For Household International, fixed charges consist of interest on all indebtedness (including capitalized interest) and one-third of rental expense (approximate portion representing interest).

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

     The Offered Debt Securities will constitute unsecured senior debt of the Company, will rank on a parity with other unsecured senior debt of the Company and will be unconditionally guaranteed as to payment of principal, interest and premium, if any, by Household International. The Offered Debt Securities will be issued under one of two indentures specified elsewhere herein (the "Indentures"). Copies of the forms of the Indentures are filed as exhibits to the Registration Statement which registers the Securities and the Guarantees with the Commission. The following summaries do not purport to be complete and, where particular provisions of the Indentures are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

     The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities, except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

     Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in definitive registered form without coupons, will be exchangeable for authorized denominations and will be transferable at any time or from time to time. No charge will be made to any Holder for any exchange or registration of transfer except for any tax or governmental charge incident thereto.

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) the Company will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the dates, if any, on which and the price or prices at which the

Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Company and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemption;
(10) the securities exchange, if any, on which the Offered Debt Securities will be listed; and (11) additional provisions, if any, with respect to the Offered Debt Securities. With respect to Offered Debt Securities sold through dealers acting as agents, however, the maturities and interest rates of such Offered Debt Securities may be established by the Company from time to time and, if not set forth in the Prospectus Supplement relating thereto, will be made available through such dealers.

     If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuance thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Securities.

GUARANTEES

     Household International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Guarantees are unsecured obligations of Household International and will rank equally with all other unsecured and unsubordinated obligations of Household International. The Guarantees provide that in the event of a default in payment of principal, premium, if any, or interest on a Debt Security, the Holder of the Debt Security may institute legal proceedings directly against Household International to enforce the Guarantee without first proceeding against the Company. The Indentures provide that Household International may, without the consent of any Holder, under certain circumstances assume all rights and obligations of the Company under the Indentures with respect to a series of Debt Securities. Upon such an assumption, the Company shall be released from its liabilities with respect to such series of Debt Securities. (Section 2.12)

     Household International is principally a holding company whose primary source of funds is dividends from its subsidiaries. Dividend distributions to Household International from its savings and loan, banking and insurance subsidiaries may be restricted by federal and state laws and regulations. Dividend distributions from its foreign subsidiaries, including the Company, may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company the rights of any creditors or stockholders of Household International to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Household International may itself be a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household International's ability to make payments to its creditors at current levels nor are there any restrictions which Household International reasonably believes are likely to limit materially such payments in the future.

INDENTURES

     Offered Debt Securities and the related Guarantees will be issued under (i) an Indenture dated as of September 9, 1993, among the Company, Household International and The First National Bank of Boston, as Trustee, or (ii) an Indenture dated as of September 9, 1993, among the Company, Household International and BankAmerica National Trust Company, as Trustee.

     Unless a different place is specified in the Prospectus Supplement with respect to any particular series of Debt Securities, principal of and interest, if any, on Debt Securities will be payable at the office or agency of the respective Trustee or Paying Agent, if any, in either Canton, Massachusetts, with respect to the Indenture with The First National Bank of Boston, or in New York, New York, with respect to the Indenture with BankAmerica National Trust Company, provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto.

COVENANT OF HOUSEHOLD INTERNATIONAL AGAINST CREATION OF PLEDGES OR LIENS

     Household International covenants in the Indentures that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Guarantees, by supplemental indenture, are effectively secured by such security interest equally and ratably with all other indebtedness secured thereby. The term "indebtedness for borrowed money" does not include any guarantee or other recourse obligation in connection with the sale or discount by Household International or any of its subsidiaries of finance or accounts receivable, trade acceptances, or other paper arising in the ordinary course of its business.

     The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price on property, shares of capital stock, or indebtedness acquired by Household International or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of Household International; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by Household International; (c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into Household International or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to Household International; (d) security interests of Household International to secure any of its indebtedness to a subsidiary; (e) security interests in property of Household International in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax exempt municipal obligations, provided that such security interests are limited to the property so financed; (g) security interests existing on September 9, 1993; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive, provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest, and provided further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

     Notwithstanding the foregoing, Household International may, without equally and ratably securing the Guarantees, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above, if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, Household International existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of Household International's Consolidated Net Worth. As used herein, "Consolidated Net Worth" shall mean the difference between Household International's consolidated assets and consolidated liabilities as shown on Household International's most recent audited consolidated financial statements prepared in accordance with United States generally accepted accounting principles. In addition, an arrangement with any person providing for the leasing by Household International of any property, which property has been or is to be sold or transferred by Household International to such person with the intention that such property be leased back to Household International, shall not be deemed to create any indebtedness secured by a security interest if the obligation with respect to such lease would not be included as liabilities on a consolidated balance sheet of Household International. The Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an

Indenture, on behalf of the Holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Section 4.04)

SATISFACTION, DISCHARGE AND DEFEASANCE OF THE INDENTURES AND DEBT SECURITIES

     If there is deposited irrevocably with the Trustee as trust funds for the benefit of the Holders of Debt Securities of a particular series, for the purpose hereinafter stated, an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if the Company has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then the Company will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all the obligations of the Company and Household International under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, Holders of such Debt Securities will be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities. (Section 7.03)

     For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Debt Securities may recognize a gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospectus investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

THE TRUSTEES

     First National Bank of Boston and BankAmerica National Trust Company provide lines of credit to Household International or its subsidiaries in the normal course of business.

MODIFICATION OF INDENTURES

     Each Indenture provides that the Holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending or modifying, in any manner, provisions of the Indenture or of any supplemental indenture modifying the rights of Holders of such series of Debt Securities. However, no such supplemental indenture, without the consent of the Holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the Holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Section 12.02)

     Each Indenture may be amended or supplemented without the consent of any Holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company or Household International and to provide for the assumption of all the obligations of the Company or Household International under the Indenture by such corporation; (iii) to provide for uncertificated debt securities in addition to certificated debt securities; (iv) to make any change that does not adversely affect the rights of Holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights to Holders of Debt Securities or add additional Events of Default. (Section 12.01)

SUCCESSOR ENTITY

     Household International may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of Household International under the Indenture terminate. (Sections 11.01 and 11.02)

     The Indentures do not contain any covenants specifically designed to protect Holders of Debt Securities against a reduction in the creditworthiness of Household International or the Company in the event of a highly leveraged transaction.

EVENTS OF DEFAULT

     Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable, prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. The Company and Household International are required to file with each Trustee annually an Officers' Certificate as to the absence of certain defaults under the Indenture. (Sections 8.01, 3.06 and 4.05)

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of any such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Section 8.02)

     The Holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default
(a) in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 8.13)

     Each Indenture provides that the Trustee thereunder may withhold notice to Holders of Debt Securities of any default (except in payment of the principal of (or premium, if any) or interest on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment) if it considers it in the interest of Holders of Debt Securities to do so. (Section 9.02)

     Holders of Debt Securities may not enforce an Indenture except as provided therein. (Section 8.07) Each Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 8.12) The Trustee will not be required to comply with any request or direction of Holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Section 9.03(e))

                            DESCRIPTION OF WARRANTS

     The Company may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into among the Company, Household International and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

     Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

     Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement will set forth the terms of the offering of the Offered Debt Securities and any Offered Warrants

(collectively, the "Offered Securities"), including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If the Offered Securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take the Offered Securities. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     The Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto.

     Underwriters and agents who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into by the Company or Household International to indemnification by the Company and Household International against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

     There can be no assurance that a secondary market will be created for the Offered Securities or, if it is created, that it will continue.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions between a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Securities should consider whether such purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company or Household International may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(c)(1) of the Code) and with respect to which the Company or Household International is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 80-51 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Any pension or other employee benefit plan proposing to acquire any Securities should consult with its counsel.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated Expenses:

        Printing & Engraving...............................................   $ 75,000
        Fees of Trustees...................................................     40,000
        Accountants' Fees..................................................     40,000
        Blue Sky Qualification Fees........................................     15,000
        SEC Filing Fee.....................................................    137,932*
        Rating Service Fees................................................    500,000
        Legal Fees.........................................................     20,000
        Miscellaneous......................................................     12,068
                                                                              --------
             Total.........................................................   $840,000
                                                                              ========

- ---------------
* Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, Inc. ("Household International"), contains a provision which eliminates directors' personal liability as set forth above.

     The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes Household International to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     Household International's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent as expressly authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International and also to persons who are serving at the request of Household International as directors, officers or employees of other corporations (including subsidiaries such as Household International Netherlands B.V.). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

     An agreement has been entered by ABN AMRO Trust Company (Nederland) B.V. ("ABN AMRO") and Household International Netherlands B.V. (the "Company") under which the Company has agreed to indemnify ABN AMRO from liability arising from its actions as Managing Director of the Company under a management agreement between the Company and ABN AMRO. Under the management agreement, ABN AMRO will provide certain services to the Company including: (i) maintenance of the register of the Company, (ii) preparation and filing of records and returns as required by Dutch law and (iii) maintenance of the registered office for service of process. The indemnity provided by the Company is limited to instances in which a claim or action against ABN AMRO does not arise out of willful misconduct or gross negligence on the part of ABN AMRO. Household International has entered an agreement to guarantee the obligations of the Company under the indemnification agreement with ABN AMRO.

     Household International has purchased liability policies which indemnify its officers and directors, including those of the Company, against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

     Pursuant to agreements which Household International and the Company may enter into with underwriters or agents (the form of which is included as an exhibit to this Registration Statement), officers and directors of Household International and the Company may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus or Prospectus Supplement which has been furnished to Household International and the Company by such underwriters or agents.

ITEM 16. EXHIBITS.

1           Form of Underwriting Agreement.
4(a)        Indenture dated as of September 9, 1993, among the Company, Household
            International and The First National Bank of Boston, as Trustee.
4(b)        Indenture dated as of September 9, 1993, among the Company, Household
            International and BankAmerica National Trust Company, as Trustee (filing omitted pursuant to Instruction 2 to Item 601 of Regulation S-K because exhibit is substantially identical in all material respects to Exhibit 4(a), except as to parties thereto).
4(c)        Forms of Warrant Agreement, including form of Warrant Certificate.
5           Opinion and Consent of Mr. John W. Blenke, Assistant General Counsel and
            Secretary of Household International.
12(a)*      Statement on the Computation of Ratio of Earnings to Fixed Charges of Household
            International.
23(a)       Consent of Arthur Andersen LLP, Certified Public Accountants, for Household
            International and the Company.
23(b)       Consent of Mr. John W. Blenke, Assistant General Counsel and Secretary of
            Household International, is contained in his opinion (Exhibit 5).
24          Powers of Attorney (included on Pages II-4 and II-6 hereof).
25(a)       Statement of eligibility and qualification of The First National Bank of Boston.
25(b)       Statement of eligibility and qualification of BankAmerica National Trust Company.

- ---------------
* Incorporated by reference herein from Exhibit 12 to (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and (ii) the Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, of Household International (File No. 1-8198).

ITEM 17. UNDERTAKINGS.

The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (5) For the Company, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person, in connection with the Securities registered hereby, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 23RD DAY OF NOVEMBER, 1994.

                                          HOUSEHOLD INTERNATIONAL, INC.

                                          By:   WILLIAM F. ALDINGER
                                              --------------------------
                                                William F. Aldinger
                                                    President and
                                               Chief Executive Officer

     Each person whose signature appears below constitutes and appoints J.W. Blenke, L.S. Mattenson, J.M. Powell and P.D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitute may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 23RD DAY OF NOVEMBER, 1994.

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------

             WILLIAM F. ALDINGER               President, Chief Executive Officer and
- ---------------------------------------------  Director
            (William F. Aldinger)              (as Principal Executive Officer)

               DONALD C. CLARK                 Chairman of the Board and Director
- ---------------------------------------------
              (Donald C. Clark)

              ROBERT J. DARNALL                Director
- ---------------------------------------------
             (Robert J. Darnall)

               GARY G. DILLON                  Director
- ---------------------------------------------
              (Gary G. Dillon)

                                               Director
- ---------------------------------------------
            (Mary Johnston Evans)

           CYRUS F. FREIDHEIM, JR.             Director
- ---------------------------------------------
          (Cyrus F. Freidheim, Jr.)

                LOUIS E. LEVY                  Director
- ---------------------------------------------
               (Louis E. Levy)

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                                               Director
- ---------------------------------------------
              (George A. Lorch)

               JOHN D. NICHOLS                 Director
- ---------------------------------------------
              (John D. Nichols)

               GORDON P. OSLER                 Director
- ---------------------------------------------
              (Gordon P. Osler)

                                               Director
- ---------------------------------------------
             (James B. Pitblado)

             ARTHUR E. RASMUSSEN               Director
- ---------------------------------------------
            (Arthur E. Rasmussen)

               S. JAY STEWART                  Director
- ---------------------------------------------
              (S. Jay Stewart)

              LOUIS W. SULLIVAN                Director
- ---------------------------------------------
          (Louis W. Sullivan, M.D.)

              RAYMOND C. TOWER                 Director
- ---------------------------------------------
             (Raymond C. Tower)

             DAVID A. SCHOENHOLZ               Senior Vice President-Chief Financial Officer
- ---------------------------------------------  (as Principal Accounting and Financial
            (David A. Schoenholz)              Officer)

     The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 23RD DAY OF NOVEMBER, 1994.

                                 HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

                                 By:   JOHN W. BLENKE
                                     --------------------
                                       John W. Blenke
                                    Chairman of the Board,
                            Chief Executive Officer and President

     Each person whose signature appears below constitutes and appoints J.W. Blenke, P.D. Schwartz, L.S. Mattenson and J.M. Powell and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 23RD DAY OF NOVEMBER, 1994.

                 SIGNATURE                                        TITLE
- -------------------------------------------  ------------------------------------------------

              JOHN W. BLENKE                 Chairman of the Board, Chief Executive Officer,
- -------------------------------------------  President and Director (as Principal Executive
             (John W. Blenke)                Officer)

              JOSEPH W. HOFF                 Vice President, Treasurer (as Principal
- -------------------------------------------  Financial Officer) and Director
             (Joseph W. Hoff)

             ALLARD J. LUGARD                Managing Director
- -------------------------------------------
            (Allard J. Lugard)
          (Authorized Officer of
          ABN AMRO Trust Company
             (Nederland) B.V.)

            DAVID A. SCHOENHOLZ              Vice President and Controller (as Chief
- -------------------------------------------  Accounting Officer)
           (David A. Schoenholz)

     The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3.